Prudential

MyRock℠ Advisor Individual Variable Annuity

Issued by Pruco Life Insurance Company

Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com

Overnight, Certified, Registered Delivery:
Annuities Service Center
2101 Welsh Road
Dresher, PA 19025

1. OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP - Select One

☐ Natural Person(s) ☐ UGMA/UTMA ☐ Custodian ☐ Trust - *(If selecting a Trust, submit the Certificate of Entity Ownership for Trusts form with this application.)*

B. OWNER

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______

Street address ______ City ______ State ______ Zip ______

Home phone ______ Mobile phone ______ Email address ______

C. JOINT OWNER - Not available if Owner is a Custodian, Trust or for Qualified Annuities. Joint Owner must be a natural person.

☐ Check here to designate the Joint Owners as each other's Primary Beneficiary.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix)* ______ ☐ Address Same as Owner

Street address ______ City ______ State ______ Zip ______

Home phone ______ Relationship to Owner ______

D. ANNUITANT - Complete this Section if the Annuitant is different from the Owner or if the Owner is a Custodian or Trust.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix)* ______ ☐ Address Same as Owner

Street address ______ City ______ State ______ Zip ______

Home phone ______ Mobile phone ______ Email address ______

ICC19-P-VA-APP(6/19)
Page 1 of 7
(All pages must be returned)
ORD 310098 IIPRC

1. OWNERSHIP INFORMATION (continued) E. OPTIONAL OTHER ANNUITANT For Custodial IRA contracts your Optional Other Annuitant will be set up as a Contingent Annuitant. For Non-Qualified contracts your Optional Other Annuitant will be set up as a Joint Annuitant. U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) Address Same as Owner Name (First, Middle, Last, Suffix) Street address City State Zip Home phone Relationship to Owner 2. BENEFICIARY INFORMATION • Select Primary or Contingent Beneficiary type for each beneficiary. The beneficiary type will be Primary if not selected. • Percentage for all Primary Beneficiaries must total 100%. Percentage for all Contingent Beneficiaries must total 100%. • For more than 3 beneficiaries, use section 5 to provide all information requested below for each beneficiary. • For Custodial IRA contracts, the Custodian must be listed as the sole Primary Beneficiary. Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Trust or Custodian) Relationship Percentage TRUSTEE NAME AND DATE OF TRUST REQUIRED ONLY IF A TRUST IS LISTED AS BENEFICIARY Trustee Name Date of Trust (mm/dd/yyyy) Primary Contingent Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix) Relationship Percentage Primary Contingent Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix) Relationship Percentage ICC19-P-VA-APP(6/19) Page 2 of 7 ORD 310098 IIPRC (All pages must be returned)

3. ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ 457(b)* *(gov't. entity)* ☐ IRA ☐ Roth IRA ☐ 403(b)*

☐ 457(b)* *(501(c) tax-exempt)* ☐ Roth 401(k)* *(Plan Year)* ____________ ☐ 401* *(Plan Year)* ____________

☐ SEP-IRA*

**The following information is only required if the contract is being issued under an employer sponsored plan, including a Simplified Employee Pension Plan (SEP).*

Are you Self Employed? ☐ Yes ☐ No

Employer Plan No. *(if available)* ____________________ Employer Plan Name ____________________

____________________ ____________________ ________ ________

Street address City State Zip

B. PREMIUM(S) - Must total at least $10,000

Source of Funds	Payment Type Qualified	Payment Type Non-Qualified	Expected Amount	Company Name *(if applicable)*	Account Number *(if applicable)*
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		

Total Expected Amount $ ____________

[1] *If no year is indicated, contribution defaults to current tax year. Contributions cannot be attributed to the previous tax year after the annual Internal Revenue Service (IRS) tax deadline.*

C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

Required: *Both the Owner Response and the Financial Professional Response columns must be completed.*	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Will this annuity replace or change any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO

If you answered yes to either of these questions, you may be required to submit a state replacement form along with the application.

ICC19-P-VA-APP(6/19) Page 3 of 7 (All pages must be returned) ORD 310098 IIPRC

3. ANNUITY INFORMATION (continued) OPTIONAL BENEFITS Optional Living Benefit: Defined Income Benefit Defined Income Benefit Your Guaranteed Income Amount will be based on a Single Designated Life basis unless you provide us with a Spousal Designated Life below. If your spouse is listed as the Primary Beneficiary in Section2, check this box to designate your spouse as the Spousal Designated Life for the Defined Income Benefit. OR For custodial accounts please provide the following information regarding the spouse. Name (First, Middle, Last) Male Female Date of birth (mm/dd/yyyy) Optional Death Benefit: Return of Premium Death Benefit Return of Premium Death Benefit Available as a stand-alone benefit or with Defined Income Benefit. 4. INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS INVESTMENT ALLOCATIONS You may choose from the Portfolios any percentage combination totaling 100%. DOMESTIC FIXED INCOME AST BlackRock Corporate Bond  AST T. Rowe Price Corporate Bond AST PIMCO Corporate Bond AST Western Asset Corporate Bond AST Prudential Corporate Bond Total % AUTOMATIC REBALANCING Check here if you would like the below percentages to rebalance. Indicate the day of the month and frequency. Day of the Month (1st - 28th) ______ Rebalancing Frequency: Monthly Quarterly Semi-Annually Annually We will not automatically rebalance your variable Account Value to stay consistent with the original allocation unless you specifically direct us to do so in the Automatic Rebalancing section above. You and your Financial Professional are responsible for determining which Sub-account(s) are best for you. ICC19-P-VA-APP(6/19) Page 4 of 7 ORD 310098 IIPRC (All pages must be returned)

5. ADDITIONAL INFORMATION If needed for: • Beneficiaries (include Beneficiary’s full social security number, name, date of birth, relationship to the owner, the Beneficiary type (Primary or Contingent) and the applicable percentage.) • Interested Parties (include name, social security number, date of birth and address.) • Special Instructions 6. FINANCIAL PROFESSIONAL AUTHORIZATION Do you authorize your financial professional, who is also signing this application, to perform Contract Maintenance and Provide Investment/Allocation Instructions as defined in the Definitions and Disclosure? Yes No If not checked, the answer will default to “No.” If you wish to authorize an additional financial professional to provide advisory services to you in connection with this annuity, you must complete the appropriate form(s). 7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. By signing below, I acknowledge that I have read, understand, and agree to the following statements: • I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and • This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount; and • I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and • I acknowledge that I have received a current prospectus for this annuity; and • I understand and acknowledge that the investment advisory services provided to me in connection with this Annuity are not provided by Pruco Life Insurance Company or Prudential Annuity Distributors, Inc. (“PAD”) and neither Pruco Life Insurance Company nor PAD are responsible for, and will not be liable to me for, such investment advisory services; and • I understand that any investment advisory fee I will pay for advisory services is in addition to and separate from the fees and expenses of this Annuity. • I understand that any values based on the investment experience of the Sub-accounts of the variable separate account are not guaranteed and will increase or decrease with investment experience. ICC19-P-VA-APP(6/19) Page 5 of 7 ORD 310098 IIPRC (All pages must be returned)

7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) REQUIRED: State where this application was signed (If application is signed in a State other than the Owner’s State of Residence, a Contract Situs Form is required.) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withhold- ing and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGN HERE Owner Signature (or trustee or custodian, if applicable) Date of Signature (mm/dd/yyyy) TITLE (if any) If signing on behalf of a custodian, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE Joint Owner Signature Date of Signature (mm/dd/yyyy) SIGN HERE Annuitant Signature (if different from Owner) Date of Signature (mm/dd/yyyy) SIGN HERE Joint / Contingent Annuitant Signature Date of Signature (mm/dd/yyyy) ICC19-P-VA-APP(6/19) Page 6 of 7 ORD 310098 IIPRC (All pages must be returned)

8. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) FINANCIAL PROFESSIONAL STATEMENT I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life approved sales material. I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life and its affiliates will rely on this statement. SIGN HERE Financial Professional Signature Date of Signature (mm/dd/yyyy) SIGN HERE Financial Professional Signature Date of Signature (mm/dd/yyyy) A. FINANCIAL PROFESSIONAL(S) USE ONLY Name (First, Middle, Last ) Percentage % ID Number Telephone Number Email address Name (First, Middle, Last ) Percentage % ID Number Telephone Number Email address B. BROKER/DEALER USE ONLY Name: FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) ICC19-P-VA-APP(6/19) Page 7 of 7 ORD 310098 IIPRC (All pages must be returned)